Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Roldis Estevez, Chief Executive Officer and Chief Financial Officer, of NEF Enterprises, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the quarterly report on Form 10-Q of NEF Enterprises, Inc. for the period ended February 28, 2014 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NEF Enterprises, Inc.
Dated:  April 15 , 2014

/s/ Roldis Estevez
Roldis Estevez Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NEF Enterprises, Inc. and will be retained by NEF Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.